Exhibit 8.1 - List of Subsidiaries

1.	a.u. Vista Inc., a corporation organized under the laws of California, United States of America;
2.	AFPD Pte., Ltd., a corporation organized under the laws of Singapore;
3.	AU Optronics (Czech) s.r.o., a corporation organized under the laws of the Czech Republic;
4.	AU Optronics (Kunshan) Co., Ltd., a corporation organized under the laws of the People’s Republic of China;
5.	AU Optronics (L) Corp., a corporation organized under the laws of Malaysia;
6.	AU Optronics (Shanghai) Co., Ltd., a corporation organized under the laws of the People’s Republic of China;
7.	AU Optronics (Slovakia) s.r.o., a corporation organized under the laws of Slovakia;
8.	AU Optronics (Suzhou) Corp., Ltd., a corporation organized under the laws of the People’s Republic of China;
9.	AU Optronics (Xiamen) Corp., a corporation organized under the laws of the People’s Republic of China;
10.	AU Optronics Corporation America, a corporation organized under the laws of California, United States of America;
11.	AU Optronics Corporation Japan, a corporation organized under the laws of Japan;
12.	AU Optronics Europe B.V., a corporation organized under the laws of the Netherlands;
13.	AU Optronics Korea Ltd., a corporation organized under the laws of South Korea;
14.	AU Optronics Manufacturing (Shanghai) Corp., a corporation organized under the laws of the People’s Republic of China;
15.	AU Optronics Singapore Pte. Ltd., a corporation organized under the laws of Singapore;
16.	AUO Crystal (Malaysia) Sdn. Bhd., a corporation organized under the laws of Malaysia;
17.	AUO Crystal Corp., a corporation organized under the laws of the Republic of China;
18.	AUO Energy (Tianjin) Corp., a corporation organized under the laws of the People’s Republic of China;
19.	AUO Green Energy America Corp., a corporation organized under the laws of the Delaware, United States of America;
20.	AUO Green Energy Europe B.V., a corporation organized under the laws of the Netherlands;
21.	BriView (Hefei) Co., Ltd., a corporation organized under the laws of the People’s Republic of China;
22.	BriView (L) Corp., a corporation organized under the laws of Malaysia;
23.	BriView (Xiamen) Corp., a corporation organized under the laws of the People’s Republic of China;
24.	Darwin Precisions (Chengdu) Corp., a corporation organized under the laws of the People’s Republic of China;
25.	Darwin Precisions (Hong Kong) Limited, a corporation organized under the laws of Hong Kong;
26.	Darwin Precisions (L) Corp., a corporation organized under the laws of Malaysia;
27.	Darwin Precisions (Slovakia) s.r.o., a corporation organized under the laws of Slovakia;
28.	Darwin Precisions (Suzhou) Corp., a corporation organized under the laws of the People’s Republic of China;

29.	Darwin Precisions (Xiamen) Corp., a corporation organized under the laws of the People’s Republic of China;
30.	Darwin Precisions Corporation, a corporation organized under the laws of the Republic of China;
31.	Fargen Power Corporation, a corporation organized under the laws of the Republic of China;
32.	Force International Holding Ltd., a corporation organized under the laws of British Virgin Islands;
33.	Forefront Corporation, a corporation organized under the laws of Mauritius;
34.	Forhouse Electronics (Suzhou) Co., Ltd., a corporation organized under the laws of the People’s Republic of China;
35.	Forhouse International Holding Ltd., a corporation organized under the laws of British Virgin Islands;
36.	Fortech Electronics (Kunshan) Co., Ltd., a corporation organized under the laws of the People’s Republic of China;
37.	Fortech Electronics (Suzhou) Co., Ltd., a corporation organized under the laws of the People’s Republic of China;
38.	Fortech International Corp., a corporation organized under the laws of Mauritius;
39.	Fortech Optronics (Xiamen) Co., Ltd., a corporation organized under the laws of the People’s Republic of China;
40.	Forward Optronics International Corp., a corporation organized under the laws of Samoa;
41.	Full Luck (Wujiang) Precisions, Co., Ltd., a corporation organized under the laws of the People’s Republic of China;
42.	Full Luck Precisions Co., Ltd., a corporation organized under the laws of Mauritius;
43.	Konly Venture Corp., a corporation organized under the laws of the Republic of China;
44.	LiGen Power Corporation, a corporation organized under the laws of the Republic of China;
45.	M.Setek Co., Ltd., a corporation organized under the laws of Japan;
46.	Prime Forward International Ltd., a corporation organized under the laws of Samoa;
47.	Ronly Venture Corp., a corporation organized under the laws of the Republic of China;
48.	Sanda Materials Corporation, a corporation organized under the laws of the Republic of China;
49.	Space Money Inc., a corporation organized under the laws of the Republic of China;
50.	Suzhou Forplax Optronics Co., Ltd., a corporation organized under the laws of the People’s Republic of China; and
51.	TronGen Power Corporation, a corporation organized under the laws of the Republic of China.